EXHIBIT 99.2

EMPLOYMENT AGREEMENT

THIS AGREEMENT, made and entered into as of January 10, 2003, by and among Marquest Financial, Inc., a Minnesota corporation (hereinafter collectively referred to as the “Company”), and Edward M. Graca (hereinafter referred to as “Employee”).

BACKGROUND

WHEREAS, Employee desires to be employed by the Company under the terms of a formal employment agreement; and

WHEREAS, for their mutual benefit, the Company and Employee desire to set forth the terms and conditions of Employee’s employment by the Company as provided herein.

NOW, THEREFORE, in consideration of the premises, and the mutual terms and conditions set forth herein, the parties hereto agree as follows:

SECTION 1

Employment

1.1           Employment.  The Company hereby employs Employee in the position of President and Chief Executive Officer with all such authority and powers customarily accorded such position and Employee hereby accepts such employment.  The duties of Employee shall consist of the duties set forth in the Bylaws of the Company and established by the Board of Directors of the Company (the “Board”) and as may be modified, from time to time, by the Board.  The Employee shall report to the Board.

1.2           Term of Employment.  Subject to the terms and conditions hereof, the term of Employee’s employment hereunder (the “Employment Term”) shall commence as of the date this Agreement and shall continue for a period of three (3) years.

1.3           Employee Performance.  Employee agrees to perform the duties assigned to him pursuant to this Agreement to the best of his ability.

SECTION 2

Compensation and Employee Benefits

2.1           Base Salary.  As compensation for his services to the Company and any of its affiliates during the Employment Term, Employee shall receive from the Company a base salary in the amount of $120,000 per annum for the first year of the Employment Term and $150,000 for each subsequent year of the Employment Term, payable throughout the Employment Term in accordance with the Company’s customary payroll practice for management employees.  As used in this Agreement, the term “Base Salary” for the Employment Term shall mean the base salary payable to Employee pursuant to this Section 2.1 as compensation for his services to the Company and any of its affiliates during such Employment Period.

2.2           Bonus.  In addition to his Base Salary, Employee shall receive cash bonuses as follows:

(a)           Employee shall receive a cash bonus in the amount of $69,000 on January 10, 2003; and

(b)           Employee shall receive an annual cash bonus in an amount equal to the product of (i) 0.00375 (i.e., three-eighths of one percent) times (ii) the fee income received by the Company from the production of loans in the applicable fiscal year, such bonus to be payable on or before the 15th day of February in each year with respect to the Company’s fee income in the immediately preceding fiscal year.

2.3           Fringe Benefits.  During the Employment Term, the Company shall provide the following fringe benefits to Employee:

(a)           Health Insurance.  Subject to satisfaction of the eligibility requirements of such plan and the rules and regulations applicable thereto, Employee shall be entitled to be covered by the Company’s group health plan presently in effect or hereafter adopted by the Company and applicable to management employees of the Company generally and their families; in addition, Employee and his family shall be reimbursed for all reasonable out-of-pocket health-related expenses they might incur not covered by the plan of the Company.

(b)           Life Insurance.  Employee shall be provided with straight term life insurance in the amount of four times Employee’s salary.

(c)           Vacation.  Employee shall be entitled to up to three weeks of vacation pursuant to such general policies and procedures of the Company consistent with past practices as are from time to time adopted by the Company.

(d)           Automobile Usage.  The Company shall provide a leased vehicle for use by Employee and shall pay the lease, insurance, gas, maintenance and other reasonable expenses for Employee’s operation of such vehicle.

(e)           Club Membership.  The Company shall pay Employee’s dues and usage fees for membership in and use of the Flagship Athletic Club.

(f)            Expense Reimbursement.  Employee shall be reimbursed in an amount up to $1,000 per month for entertainment expenses and shall be reimbursed for all other approved business expenses (including travel expenses) incurred by him in connection with the conduct of the Company’s business during the Employment Term.

(g)           Other Benefits.  Employee shall also be entitled to such other benefits as the Company may from time to time provide to senior management personnel.

SECTION 3

Termination

3.1           Termination.  This Agreement may not be terminated prior to the end of the Employment Term except as follows:

(a)           By the Company for Company Cause.  The Company may terminate this Agreement for Company Cause (as defined below) upon Employee’s material breach of this Agreement.  The following acts or omissions shall constitute a material breach of this Agreement constituting “Company Cause”:

(i)            Misconduct of Employee which is injurious to the Company, or failure or inability of Employee to perform his duties under this Agreement; or

(iii)          Any fraud, theft or embezzlement by Employee of the Company’s assets, or any other unlawful or criminal act which is punishable as a felony.

(b)           Death.  This Agreement shall terminate upon Employee’s death.

(c)           Disability.  This Agreement shall terminate upon Employee’s Disability.  As used herein, the term “Disability” shall mean Employee becoming substantially incapable of performing his duties hereunder for a period of six (6) months or more.

(d)           By Employee for Employee Cause.  The Employee may terminate this Agreement upon fourteen (14) days’ written notice to the Company upon the occurrence, without Employee’s express written consent, of any one or more of the following events, provided that Employee shall not have the right to terminate this Agreement if the Company is able to cure such event within thirty (30) days following delivery of such notice:

(i)            An adverse change in Employee’s status or position as an executive officer of the Company, including, without limitation, any adverse change in Employee’s status or position as a result of a material diminution in Employee’s duties, responsibilities or authority as of the date of this Agreement (or any status or position to which Employee may be promoted after the date hereof) or the assignment to Employee of any duties or responsibilities which, in Employee’s reasonable judgment, are inconsistent with the Employee’s status or position, or any removal of Employee from or any failure to reappoint or reelect Employee to such position (except in connection with the termination of Employee’s employment in accordance with Section 3.1(a) hereof);

(ii)           A reduction by the Company of Employee’s Base Salary as the same may be increased time to time, or reduction or discontinuance of the other benefits provided to Employee under Section 2.4 unless such reduction or discontinuance of benefits is based upon the financial performance of the Company and applied to all management employees;

(iii)          Any purported termination by the Company of this Agreement or the employment of Employee by Company which is not expressly authorized by this Agreement or any breach of this Agreement by the Company which is not remedied by the Company within thirty (30) days after the Company’s receipt of notice thereof from Employee.

3.2           Payments Upon Termination.

(a)           Death.  In the event that this Agreement is terminated due to the death of Employee, Employee shall be paid (i) his Base Salary through the end of the month in which his death occurred, (ii) the benefits payable under the life insurance policy maintained by the Company hereunder, to which Employee would have been entitled for the fiscal year in which his death occurred and (iii) any unpaid expense reimbursement, plus bonuses and any applicable Acquisition Revenue Overrides pro rated to the end of the month in which death occurs.

(b)           Disability. In the event that this Agreement is terminated due to Employee’s Disability, Employee shall be paid (i) his Base Salary for a period of six (6) months following the date of such Disability or until the end of the Employment Term, whichever occurs first, and (ii) all bonuses and any applicable Acquisition Revenue Overrides to which Employee would have been entitled for the fiscal year in which such Disability occurred, prorated to the date of Disability.

(c)           Termination by Company for Company Cause or by Employee Without Employee Cause.  If Employee is terminated pursuant to Section 3.1(a) hereof, or Employee terminates this Agreement other than in accordance with Section 3.1(d) hereof, the Company shall pay to Employee (i) his Base Salary through the date of termination and (ii) all bonus payments and any applicable Acquisition Revenue Overrides owing to Employee for the fiscal year prior to the year of termination (to the extent that any such payments were unpaid on the date of termination), and for the current year.

(d)           Termination Without Company Cause or by Employee for Employee Cause. In addition to any other rights granted Employee hereunder, if the Company should terminate this Agreement other than in accordance with Section 3.1(a) hereof, or if Employee should terminate this Agreement pursuant to Section 3.1(d) hereof, the Company shall pay to Employee (i) his Base Salary through the end of the term of this Agreement (ii) a pro rata amount of the bonus then in effect, if any, under Section 2.3 for the fiscal year in which his employment is terminated based upon the number of days in such fiscal year that he was employed by the Company, and (iii) any unpaid expense reimbursement.

SECTION 4

Proprietary Information; Non-Competition; Inventions

4.1           Proprietary Information. Except by the prior written permission from the Company, Employee shall never disclose or use any Proprietary Information (as defined below) of the company of which Employee becomes informed during his employment with the Company or its successor in interest or any of its affiliates, whether or not developed by Employee, except as required by his duties to the Company or any of its affiliates.  “Proprietary Information” shall mean, as to the Company and each of its affiliates, financial statements or reports, material business plans, customer lists, marketing plans, licenses and other material contracts, human resources information and policies, budgets, new product development plans and information derived from any of the foregoing excluding, however, (i) such information which is then or later becomes generally available to the trade or the public; (ii) such information which is substantially similar to information received by Employee from a third party owing no obligation of confidentiality to the Company; and (iii) such information which has been or is later disclosed by the Company to an unrelated third party on a non-confidential basis.

4.2           Delivery of Proprietary Information.  Upon termination of his employment, Employee agrees to deliver to the Company all materials that include Proprietary Information.  The Employee agrees and understands that the Proprietary Information and all information contained therein shall be at all times the property of the Company.  Further, upon termination of his employment, Employee agrees to make available to any person designated by the Company all information concerning pending or preceding transactions which may affect the operation of the Company or any of its affiliates about which Employee has knowledge.  The obligations of Employee contained in this Section are in addition to the obligation of Employee to return to the Company, upon the termination of his employment, all property of the Company then in his possession.

4.3           Non-Competition.  It is mutually acknowledged that by virtue of Employee’s employment hereunder, the Company and its affiliates will divulge or make accessible to Employee, and Employee will become possessed of, certain valuable and confidential information concerning the business.  Without limitation, it is also specifically acknowledged that great trust on the part of the Company and its affiliates will reside in Employee because Employee’s duties will include involvement in the management, promotion and development of the Company’s business.  Accordingly, Employee agrees with the Company and for the benefit of the Company and its affiliates that Employee will not, for a period of three (3) years after termination of his employment hereunder:

(a)           hire or attempt to hire any person who is an employee, contractor or agent of the Company or any of its affiliates at the date of termination of Employee’s employment, or attempt to induce any such person to leave his or her employment relationship with the Company or any of its affiliates; or

(b)          solicit or attempt to solicit business from any party that is a customer of the Company or any of its affiliates at the date of termination of Employee’s employment, for the benefit of Employee or of any party other than the Company or its affiliates, or induce or attempt to induce any such customer not to do business, or to reduce its business, with the Company or any of its affiliates.

4.4           Severability.  Should any covenant, term or condition contained in this Section 4, or portion thereof, become or be declared invalid or unenforceable by a court of competent jurisdiction, the parties request that such court judicially modify such unenforceable provision consistent with the intent of this paragraph so that it shall be enforceable to the fullest extent possible, and in any event the invalidity of any provision of this Section 4 shall not affect the validity of any other provision in this Section 4 or elsewhere in this Agreement.

4.5           Specific Enforcement.  The Employee understands and agrees that a breach by him of any provisions of this Agreement may cause the Company irreparable injury and damage which cannot be compensable by receipt of money damages.  The Employee, therefore, expressly agrees that the Company shall be entitled, in addition to any other remedies legally available, to injunctive and/or other equitable relief to prevent a breach of this Agreement or any part hereof.

SECTION 5

Miscellaneous

5.1           Validity.  Wherever possible, each provision of this Agreement shall be interpreted so that it is valid under applicable law.  In case any one or more of the provisions of this Agreement is to any extent found to be invalid, illegal or unenforceable in any respect under applicable law, that provision shall still be effective to the extent it remains valid and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  If, moreover, any one or more of the restrictions contained in this Agreement is for any reason held excessively broad, it shall be construed or re-written (blue-lined) so as to be enforceable to the extent of the greatest protection to the Company compatible with applicable law.

5.2           Release.  In consideration for this Agreement, the Employee hereby remises, releases and forever discharges the Company and its officers, directors, shareholders and agents, and their respective successors and assigns, of and from all manner of actions, causes of action, suits, debts, liabilities, dues, sums of money, accounts, controversies, agreements, promises, covenants, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which the Employee or his successors or assigns ever had, or now have for, upon or by reason of any manner, cause or thing whatsoever, from the beginning of time, to and including the date hereof.

5.3           Applicable Law.  This Agreement is entered into in the State of Minnesota and shall be construed, interpreted and enforced according to the statutes, rules of law and court decisions of said State.

5.4           Amendments.  This Agreement may be amended or superseded only by an agreement in writing between the Company and Employee.

5.5           Notices.  All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or when received by telecopier, cable, telegram, or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties.

5.6           Binding Effect.  This Agreement shall be binding upon and inure the benefit of the Company and its successors and assigns.  This Agreement shall also be binding upon and inure to the benefit of Employee and his heirs and representatives.  This Agreement may not be assigned by Employee.

5.7           Reservations of Rights.  Nothing contained herein shall limit any other rights the Company has at law in connection with Employee’s obligations to the Company, all of which are preserved.

5.8           Survival.  Notwithstanding any termination of the Employee’s employment hereunder or any termination of this Agreement, the provisions of Sections 3.2, 4, 5.2 and 5.9 hereof shall survive termination of this Agreement and termination of Employee’s employment hereunder.

5.9           No Duty to Mitigate.  In the event Employee is entitled to any severance benefits or payments pursuant to Section 3.2(d), Employee shall have no obligation to mitigate damages by obtaining subsequent employment and any earnings received by Employee from any subsequent employment shall not be offset against or reduce any severance amounts to be paid to Employee under Section 3.2(d).

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

MARQUEST FINANCIAL, INC.

By:	/s/ Timothy R. Duoos
Its:	Chairman

EMPLOYEE

/s/ Edward M. Graca
Edward M. Graca